UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2020

FibroGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36740	77-0357827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

(Address of principal executive offices, including zip code)

(415) 978-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	FGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

FibroGen, Inc. (“FibroGen”) announced that as of February 11, 2020, James Schoeneck resigned from the role of Interim President. Mr. Schoeneck had served as Interim Chief Executive Officer following the unexpected passing of FibroGen’s founder and Chief Executive Officer Thomas B. Neff in August 2019, until January 3, 2020 when Enrique Conterno was appointed Chief Executive Officer and Mr. Schoeneck was concurrently appointed Interim President to serve during a transition period. FibroGen extends its sincere thanks to Mr. Schoeneck for his critical service, leadership, and guidance during this time.

Mr. Schoeneck will remain as Chairperson and a Director on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.

Dated: February 13, 2020

	By:	/s/ Michael Lowenstein
Michael Lowenstein
Chief Legal Officer